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                                                      EXHIBIT 10.01

                       CERIDIAN CORPORATION
                       AMENDED AND RESTATED
                  EXECUTIVE EMPLOYMENT AGREEMENT

PARTIES:

           CERIDIAN CORPORATION (a Delaware Corporation)
                      8100 34th Avenue South
                 Minneapolis, Minnesota 55425-1640

                                and

                  LAWRENCE PERLMAN ("Executive")


Dated as of November 8, 1996

RECITALS

     A. Ceridian Corporation and Executive are parties to an Executive Employment Agreement dated December 13, 1993, which was amended in accordance with an Amendment to Executive Employment Agreement dated June 20, 1996 (as so amended, the "1993 Agreement").

     B. Ceridian Corporation wishes to obtain the services of Executive for a period extending beyond the term of the 1993 Agreement, and the Executive wishes to provide his or her services for such period, on the terms and conditions contained in this Amended and Restated Employment Agreement (the "Agreement").

     C. Ceridian Corporation desires reasonable protection of the Company's Confidential Information (as defined below).

     D. Ceridian Corporation desires assurance that Executive will not compete with the Company (as defined below) or engage in recruitment of the Company's employees for a reasonable period of time after termination of employment, and Executive is willing to refrain from competition and recruitment.

     E. Executive desires to be assured of a minimum Base Salary (as defined below) from Ceridian (as defined below) for Executive's services for the term of this Agreement (unless terminated earlier pursuant to the terms of this Agreement).

     F. It is expressly recognized by the parties that Executive's acceptance of, and continuance in, Executive's position with Ceridian and agreement to be bound by the terms of this Agreement represents a substantial commitment to Ceridian in terms of


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          Executive's personal and professional career and a
          foregoing of present and future career options by Executive, for all of which Ceridian receives substantial value.

     G. The parties recognize that a Change of Control (as defined below) may result in material alteration or diminishment of Executive's position and responsibilities and substantially frustrate the purpose of Executive's commitment to Ceridian and forbearance of options.

     H. The parties recognize that in light of the above-described commitment and forbearance of options, it is essential that, for the benefit of Ceridian and its stockholders, provision be made for a Change in Control Termination in order to enable Executive to accept and effectively continue in Executive's position in the face of inherently disruptive circumstances arising from the possibility of a Change of Control of Ceridian, although no such change is now contemplated or foreseen.

     I. The parties wish to replace any and all prior agreements and undertakings with respect to the Executive's employment and Change of Control occurrences and compensation.

NOW, THEREFORE, in consideration of Executive's acceptance of and continuance in Executive's employment for the term of this Agreement and the parties' agreement to be bound by the terms contained herein, the parties agree as follows:

                             ARTICLE I
                            DEFINITIONS

1.01 "Base Salary" shall mean regular cash compensation paid on a periodic basis, before withholding for federal, state and local taxes, exclusive of benefits, bonuses or incentive payments. "Base Salary" shall not be reduced by salary reduction contributions made by Ceridian on behalf of Executive to a cafeteria plan, 401(k) plan or other plan providing for the deferral of compensation.

1.02 "Board" shall mean the Board of Directors of Ceridian.

1.03 "Cause" shall mean (a) fraud, (b) misrepresentation, (c) theft or embezzlement of Company assets, (d) intentional violations of law involving moral turpitude, (e) the continued failure by Executive to satisfactorily perform his or her duties as reasonably assigned to Executive pursuant to Section 2.02 of this Agreement for a period of 60 days after a written demand for such satisfactory performance which specifically identifies the manner in which it is alleged Executive has not satisfactorily performed such duties.

1.04 "Ceridian" shall mean Ceridian Corporation and any successor in interest by way of consolidation, operation of law, merger or otherwise. "Ceridian" shall not include any Subsidiary.


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1.05 "Committee" shall mean the Compensation and Human Resources
     Committee of the Board.

1.06 "Company" shall mean Ceridian and any Subsidiary (as that term is defined in Section 1.09).

1.07 "Confidential Information" shall mean information or material which is not generally available to or used by others, or the utility or value of which is not generally known or recognized as standard practice, whether or not the underlying details are in the public domain, including:

     (a) information or material relating to the Company and its business as conducted or anticipated to be conducted; business plans; operations; past, current or anticipated software, products or services; customers or prospective customers; or research, engineering, development, manufacturing, purchasing, accounting, or marketing activities;

     (b) information or material relating to the Company's inventions, improvements, discoveries, "know-how," technological developments, or unpublished writings or other works of authorship, or to the materials, apparatus, processes, formulae, plans or methods used in the development, manufacture or marketing of the Company's software, products or services;

     (c) information which when received is marked as "proprietary," "private," or "confidential;"

     (d)  trade secrets;

     (e) software in various stages of development, including computer programs in source code and binary code form, software designs, specifications, programming aids (including "library subroutines" and productivity tools), programming languages, interfaces, visual displays, technical documentation, user manuals, data files and databases; and

     (f) any similar information of the type described above which the Company obtained from another party and which the Company treats as or designates as being proprietary, private or confidential, whether or not owned or developed by the Company.

          Notwithstanding the foregoing, "Confidential Information" does not include any information which is properly published or in the public domain; provided, however, that information which is published by or with the aid of Executive outside the scope of employment or contrary to the requirements of this Agreement will not be considered to have been properly published, and therefore will not be in the public domain for purposes of this Agreement.


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1.08 "Disability" shall mean the inability of Executive to perform his or her duties under this Agreement because of illness or incapacity for a continuous period of five (5) months.

1.09 "Subsidiary" shall mean: (a) any corporation at least a majority of whose securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the occurrence of a contingency) is at the time owned by Ceridian and/or one or more Subsidiaries; and (b) any division or business unit (or portion thereof) of Ceridian or a corporation described in clause (a) of this
     Section 1.09.

                            ARTICLE II
                    EMPLOYMENT, DUTIES AND TERM

2.01 Employment. Upon the terms and conditions set forth in this Agreement, Ceridian hereby employs Executive, and Executive accepts such employment. Except as expressly provided herein, termination of this Agreement by either party shall also terminate Executive's employment by Ceridian.

2.02 Duties. Executive shall devote his full-time and best efforts to the Company and to fulfilling the duties of his position as Chief Executive Officer of Ceridian, which shall include such duties as may from time to time be assigned him by the Board, provided that such duties are reasonably consistent with Executive's education, experience, background and previous duties as Chief Executive Officer of Ceridian. Executive shall comply with Ceridian's policies and procedures to the extent they are not inconsistent with this Agreement, in which case the provisions of this Agreement prevail.

2.03 Term. Subject to the provisions of Articles IV and VII, Executive's employment pursuant to this Agreement shall continue until April 30, 2000. If employment is continued after April 30, 2000 by mutual agreement, such employment shall be terminable at will by either party and this Agreement shall expire.


                            ARTICLE III
                     COMPENSATION AND EXPENSES

3.01 Base Salary. For all services rendered under this Agreement during the term of Executive's employment, Ceridian shall pay Executive an annual Base Salary of $700,000 through December 31, 1997, and an annual Base Salary of $750,000 thereafter.

3.02 Annual Incentive Bonus. Executive shall participate during the term of this Agreement in an executive Annual Incentive Bonus Plan, whose annual payment at "target performance" shall be 65% of annual Base Salary. Terms for the Annual Incentive Bonus Plan, including the criteria for "target performance," shall be determined annually by the Committee, in its sole discretion. Any bonus payable to Executive pursuant to the Annual Incentive Bonus Plan for services rendered hereunder during calendar year 1999 will be paid to Executive on or before December 31, 1999.


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3.03 Long-Term Incentive Awards.  As of the date of this Agreement,
     Executive shall be granted under the Ceridian Corporation 1993 Long-Term Incentive Plan (as amended through May 8, 1996) ("1993 LTIP") (i) an option to purchase 75,000 shares of Ceridian Corporation common stock pursuant to a Stock Option Award Agreement in the form attached hereto as Exhibit A, and
     (ii) an option to purchase 150,000 shares of Ceridian Corporation common stock pursuant to a Stock Option Award Agreement in the form attached hereto as Exhibit B. Executive shall also be granted under the 1993 LTIP (as it then exists) an option to purchase 75,000 shares of Ceridian Corporation common stock on January 30, 1997 pursuant to a Stock Option Award Agreement in the form attached hereto as Exhibit C, and an option to purchase 75,000 shares of Ceridian Corporation common stock on each of April 30, 1997 and July 31, 1997, each such award to be made pursuant to a Stock Option Award Agreement in the form attached hereto as Exhibit D.

3.04 Business Expenses. Ceridian shall, in accordance with, and to the extent of, its policies in effect from time to time, bear all ordinary and necessary business expenses incurred by Executive in performing his or her duties as an employee of Ceridian during the term of this Agreement, provided that Executive accounts promptly for such expenses to Ceridian in the manner prescribed from time to time by Ceridian.

3.05 Post-Retirement Expenses. If Executive's employment with Ceridian terminates on or after April 30, 2000 or at an earlier date pursuant to Section 4.05 hereof, Ceridian shall make available to Executive a $200,000 allowance for post-retirement perquisites of Executive's choosing. Within 30 days of the date of such termination, Executive shall provide written notice to Ceridian of payments to be made on his behalf directly to third-party provider(s) of such perquisites, and of any Ceridian property such as office furnishings, artwork or equipment that Executive desires to purchase. Ceridian will debit against the allowance the total of payments to be made to such third-party providers and the fair market value (as determined by Ceridian) of any Ceridian property that it is willing to sell to Executive and will pay the balance of the allowance, less applicable withholding taxes, if any, to Executive within 20 days of its receipt of Executive's written notice.

                            ARTICLE IV
                         EARLY TERMINATION

4.01 Early Termination. Subject to the respective continuing obligations of the parties pursuant to Articles V, VI, and VIII, this Article sets forth the terms for early termination of this Agreement; provided, however, that this Article shall not apply to a Change of Control Termination which is governed solely by the provisions of Article VII.

4.02 Termination for Cause. The Board may terminate this Agreement immediately for Cause by resolution duly adopted by a majority vote of the entire membership of the Board. In the event of termination for Cause pursuant to this Section 4.02, Executive shall be paid at the usual rate of Executive's annual Base Salary through the date of termination specified in any notice of termination.


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4.03 Termination By Board Without Cause.  The Board, by resolution duly adopted by a majority vote of the entire membership of the Board, may terminate this Agreement and Executive's employment without Cause on at least 75 days' written notice. In the event of such termination, compensation shall be paid as follows:

     (a) Executive shall be paid at the usual rate of his annual Base Salary through the date of termination specified in the notice, provided, however, that the Board shall have the option of making termination of the Agreement and Executive's employment effective immediately upon notice in which case Executive shall be paid a lump sum representing the value of 75 days' worth of Base Salary;

     (b) Executive shall receive (1) within 15 days following termination, a lump sum payment equivalent to two times the annual Base Salary in effect for Executive immediately prior to the date of such notice of termination, and (2) upon execution and delivery to Ceridian of a release (in the form attached as Exhibit E) of all claims against Ceridian, an additional lump sum payment equivalent to the annual Base Salary in effect for Executive immediately prior to the date of such notice of termination. Executive's entitlement to the lump sum payments described in clauses (1) and (2) of the preceding sentence shall be unaffected by any waiver or limitation by Ceridian of the non-competition obligation contained in Section 6.02.

     (c) Executive shall be paid an amount equal to (1) the bonus, if any, to which Executive would otherwise have become entitled under the Annual Incentive Bonus Plan as in effect at the time of termination of this Agreement had Executive remained continuously employed for the full fiscal year in which termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to termination, multiplied by
          (2) a fraction, the numerator of which shall be the number of whole months Executive was employed in the year in which termination occurred and the denominator of which is 12. The amount payable pursuant to this Section 4.03(c) shall be paid within 15 days after the date such bonus would have been paid had Executive remained employed for the full fiscal year.

     (d) Executive's rights and benefits under any stock option award granted prior to the date of this Agreement shall become fully vested at termination and all such stock options shall be immediately and fully exercisable.

4.04 Termination By Executive. Executive may terminate this Agreement and Executive's employment without Cause on at least 75 days' written notice to Ceridian. In the event of such termination, Executive shall be paid at the usual rate of his annual Base Salary through the date of termination specified in such notice (but not to exceed 75 days). The Board shall have the option, following receipt of such notice, of making termination of the Agreement and Executive's employment effective immediately, in which case Executive shall be paid a lump sum representing the value of 75 days' worth of Base Salary.


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4.05 Termination to Retain Designated Successor.  If the Committee
     makes a good faith determination during the term of this Agreement that a person who has been designated by the non-employee members of the Board as the intended successor to Executive as Chief Executive Officer of Ceridian (the "Successor") will accept such position only if his or her employment as Chief Executive Officer of Ceridian becomes effective immediately, the Committee shall so inform Executive and Executive shall promptly notify the Committee of his retirement as an officer and director of Ceridian. Upon the Committee's receipt of Executive's retirement notice, this Agreement and Executive's employment hereunder shall be terminated. In the event of such termination, compensation shall be paid as follows:

     (a)  Executive shall be paid at the usual rate of his annual
          Base Salary until the later of (1) the end of the calendar year in which such termination occurs, or (2) 75 days after such termination occurs;

     (b) Executive shall be paid an amount equal to the bonus, if any, to which Executive would otherwise have become entitled under the Annual Incentive Bonus Plan as in effect at the time of termination of this Agreement had Executive remained continuously employed for the full fiscal year in which termination occurred and "target performance" goals had been achieved. The amount payable pursuant to this Section 4.05(b) shall ordinarily be paid at the time such bonus would have been paid had Executive remained employed for the full fiscal year, but will be paid immediately prior to the end of the calendar year in which such termination occurred if Executive so requests.

     (c) Executive shall be entitled to receive the payment specified in Section 3.05 hereof.

     (d) For purposes of any stock option or restricted stock award or any other employee benefit plan existing on the date of such termination, Executive's termination pursuant to this Section 4.05 shall be deemed a voluntary termination without Cause by Executive, and his rights and benefits under such awards or plans in light of such termination shall be determined in accordance with the terms of the related award agreements or plans.

4.06 Termination In The Event of Death or Disability.  This
     Agreement shall terminate in the event of death or Disability of Executive.

     (a) In the event of Executive's death, Ceridian shall pay an amount equal to 12 months of Base Salary at the rate in effect at the time of Executive's death plus the amount Executive would have received under the Annual Incentive Bonus Plan for the year in which termination occurs had "target performance" goals been achieved. Such amount shall be paid (1) to the beneficiary or beneficiaries designated in writing to Ceridian by Executive, (2) in the absence of such designation to the surviving spouse, or (3) if there is no surviving spouse, or such surviving spouse disclaims all or any part, then the full amount, or such disclaimed portion, shall be paid to the executor, administrator or other personal representative of Executive's estate. The amount shall be paid as a


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          lump sum as soon as practicable following Ceridian's
          receipt of notice of Executive's death. All such payments shall be in addition to any payments due pursuant to Section 4.06(c) below.

     (b) In the event of Executive's Disability, Base Salary shall be terminated as of the end of the month in which the last day of the five-month period of Executive's inability to perform his duties occurs.

     (c) In the event of termination by reason of Executive's death or Disability, Ceridian shall pay to Executive an amount equal to (1) the amount Executive would have received under the Annual Incentive Bonus Plan for the year in which termination occurs had "target performance" goals been achieved, multiplied by (2) a fraction, the numerator of which shall be the number of whole months Executive was employed in the year in which the death or Disability occurred and the denominator of which is 12. The amount payable pursuant to this Section 4.04(c) shall be paid within 15 days after the date such bonus would have been paid had Executive remained employed for the full fiscal year.

4.07 Pension Supplement. If the Board terminates Executive's employment pursuant to Section 4.03, Ceridian shall provide to Executive, out of its general assets, a monthly supplemental retirement benefit in an amount equal to the actuarial equivalent of the difference, if any, between:

     (a) the monthly benefit to which Executive would have been entitled under the defined benefit pension plan or plans in which he participated immediately prior to his termination of employment if (1) an amount equivalent to three times the annual Base Salary were taken into account for purposes of determining his "final average pay" or similar term (as then defined under the terms of such plan or plans and determined without regard to the limitation on the total amount of compensation that can be taken into account under such plan or plans) for either (A) the year in which Executive's termination of employment occurred; or (B) the prior full year, whichever provides the highest total final average pay; and (2) Executive received one year of additional service credit under any such plan for each year of Base Salary to which Executive is entitled under clauses (1) and (2) of Section 4.03(b);

     (b) and the amount to which Executive is, in fact, entitled under such plan or plans.

     The benefit calculated under this Section 4.07 shall be paid at the same time and in the same form as the benefit under the plan with respect to which such calculation is made.

4.08 Entire Termination Payment. The compensation provided for in this Article IV for early termination of this Agreement shall constitute Executive's sole remedy for any such termination. Executive shall not be entitled to any other termination or severance payment which may be payable to Executive under any other agreement between Executive and Ceridian.


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                             ARTICLE V
            CONFIDENTIALITY, DISCLOSURE AND ASSIGNMENT

5.01 Confidentiality. Executive will not, during the term or after the termination or expiration of this Agreement, publish, disclose, or utilize in any manner any Confidential Information obtained while employed by Ceridian. If Executive leaves the employ of Ceridian, Executive will not, without its prior written consent, retain or take away any drawing, writing or other record in any form containing any Confidential Information.

5.02 Business Conduct and Ethics. During the term of employment with Ceridian, Executive will engage in no activity or employment which may conflict with the interest of Ceridian, and will comply with Ceridian's policies and guidelines pertaining to business conduct and ethics.

5.03 Disclosure. Executive will disclose promptly in writing to Ceridian all inventions, discoveries, software, writings and other works of authorship which are conceived, made, discovered, or written jointly or singly on Ceridian time or on Executive's own time, providing the invention, improvement, discovery, software, writing or other work of authorship is capable of being used by Ceridian in the normal course of business, and all such inventions, improvements, discoveries, software, writings and other works of authorship shall belong solely to Ceridian.

5.04 Instruments of Assignment. Executive will sign and execute all instruments of assignment and other papers to evidence the vesting of Executive's entire right, title and interest in such inventions, improvements, discoveries, software, writings or other works of authorship in Ceridian, at the request and the expense of Ceridian, and Executive will do all acts and sign all instruments of assignment and other papers Ceridian may reasonably request relating to applications for patents, copyrights, and the enforcement and protection thereof. If Executive is needed, at any time, to give testimony, evidence, or opinions in any litigation or proceeding involving any patents or copyrights or applications for patents or copyrights, both domestic and foreign, relating to inventions, improvements, discoveries, software, writings or other works of authorship conceived, developed or reduced to practice by Executive, Executive agrees to do so, and if Executive leaves the employ of Ceridian, Ceridian shall pay Executive at a rate mutually agreeable to Executive and Ceridian, plus reasonable traveling or other expenses.

5.05 Inventions Developed on Executive's Own Time. The two immediately preceding sections entitled "Disclosure" and "Instruments of Assignment" do not apply to inventions in which a Ceridian claim of any rights will create a violation of Chapter 47 Minnesota Revised Statutes, Section 1-181.78, reproduced in the attached Exhibit F and constituting the written notification of its Subdivision 3.

5.06 Executive's Declaration. Executive has no inventions, improvements, discoveries, software, writings or other works of authorship useful to Ceridian in the normal course of


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     business, which were conceived, made or written prior to the date of this Agreement and which are excluded from this Agreement.

5.07 Survival. The obligations of this Article V shall survive the expiration or termination of this Agreement.

                            ARTICLE VI
                 NON-COMPETITION, NON-RECRUITMENT

6.01 General. The parties hereto recognize and agree that (a) Executive is a senior executive of Ceridian and is a key executive of Ceridian, (b) Executive has received, and will in the future receive, substantial amounts of Confidential Information, (c) the Company's business is conducted on a worldwide basis, and (d) provision for non-competition and non-recruitment obligations by Executive is critical to the Company's continued economic well-being and protection of the Company's Confidential Information. In light of these considerations, this Article VI sets forth the terms and conditions of Executive's obligations of non-competition and non-recruitment subsequent to the termination of this Agreement and/or Executive's employment for any reason.

6.02 Non-Competition.

     (a) Unless the obligation is waived or limited by Ceridian in accordance with subsection (b) of this Section 6.02, Executive agrees that for a period of two years following termination of employment for any reason, Executive will not directly or indirectly, alone or as a partner, officer, director, shareholder or executive of any other firm or entity, engage in any commercial activity in competition with any part of the Company's business as conducted as of the date of such termination of employment or with any part of the Company's contemplated business with respect to which Executive has Confidential Information as governed by Article V of this Agreement. For purposes of this subsection (a), "shareholder" shall not include beneficial ownership of less than 5% of the combined voting power of all issued and outstanding voting securities of a publicly held corporation whose stock is traded on a major stock exchange. Also for purposes of this subsection (a), "the Company's business" shall include business conducted by the Company or its affiliates and any partnership or joint venture in which the Company or its affiliates is a partner or joint venturer; provided that, "affiliate" as used in this sentence shall not include any corporation in which the Company has ownership of less than fifteen percent (15%) of the voting stock.

     (b) At its sole option, Ceridian may, by written notice to Executive within 30 days after the effective date of termination of Executive's employment, waive or limit the time and/or geographic area in which Executive cannot engage in competitive activity.

     (c) During the term of the non-competition obligation, prior to accepting employment with, or agreeing to provide consulting services to, any firm which offers products or


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          services in the fields of electronics or information
          processing, Executive shall give 30 days prior written notice to Ceridian. Such written notice shall describe the proposed employment or consulting services and the firm to which they will be rendered. Ceridian's failure to respond or object to such notice shall not in any way constitute acquiescence or waiver of Ceridian's rights under this Article VI.

     (d)  During any period of non-competition pursuant to this
          Article VI, Ceridian shall pay Executive an amount equal to the usual rate of Executive's Base Salary in effect at the time of termination. There shall be credited against Ceridian's obligation to make such payments any other payments made by Ceridian to Executive pursuant to
          Article IV of this Agreement. In the event that Ceridian elects, pursuant to subsection (b) of this Section 6.02, to waive all or any portion of the non-competition obligation, no payment shall be required by Ceridian with respect to the portion of the non-competition period which has been waived.

6.03 Non-Recruitment. For a period of two years following termination of employment for any reason, Executive will not initiate or actively participate in any other employer's recruitment or hiring of the Company's executives. This provision shall not preclude Executive from responding to a request (other than by Executive's employer) for a reference with respect to an individual's employment qualifications.

6.04 Survival. The obligations of this Article VI shall survive the expiration or termination of this Agreement.

                            ARTICLE VII
                         CHANGE OF CONTROL

7.01 Definitions. For purposes of this Article VII, the following definitions shall be applied:

     (a) "Benefit Plan" means any formal or informal plan, program or other arrangement heretofore or hereafter adopted by the Company for the direct or indirect provision of compensation to the Executive (including groups or classes of participants or beneficiaries of which the Executive is a member), whether or not such compensation is deferred, is in the form of cash or other property or rights, or is in the form of a benefit to or for the Executive.

     (b) "Change of Control" shall mean any of the following events:

          (1) a merger or consolidation to which Ceridian is a party if the individuals and entities who were stockholders of Ceridian immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of less than 50% of the total combined voting power for election of directors of the surviving corporation immediately following the effective date of such merger or consolidation; or


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          (2)  the direct or indirect beneficial ownership (as
               defined in Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate of securities of Ceridian representing 25% or more of the total combined voting power of Ceridian's then issued and outstanding securities by any person or entity, or group of associated persons or entities acting in concert; or

          (3) the sale of the properties and assets of Ceridian, substantially as an entirety, to any person or entity which is not a wholly-owned subsidiary of Ceridian; or

          (4) the stockholders of Ceridian approve any plan or proposal for the liquidation of Ceridian; or

          (5) a change in the composition of the Board at any time during any consecutive 24 month period such that the "Continuity Directors" cease for any reason to constitute at least a 70% majority of the Board.
               For purposes of this clause, "Continuity Directors" means those members of the Board who either (A) were directors at the beginning of such consecutive 24 month period, or (B) were elected by, or on the nomination or recommendation of, at least a two-thirds majority of the then-existing Board.

     (c) "Change of Control Compensation" means any payment or benefit (including any transfer of property) in the nature of compensation, to or for the benefit of Executive under this Agreement or any Other Agreement or Benefit Plan, which is considered to be contingent on a Change of Control for purposes of Section 280G of the Code.

     (d) "Change of Control Termination" means, with respect to Executive, either of the following events occurring within two years after a Change of Control:

          (1) Termination of Executive's employment by Ceridian for any reason other than (A) fraud, (B) theft or embezzlement of Ceridian assets, (C) intentional violations of law involving moral turpitude, or (D) the substantial and continuing failure by Executive to satisfactorily perform his or her duties as reasonably assigned to Executive pursuant to Section
               2.02 of Article II of this Agreement for a period of 60 days after a written demand for such satisfactory performance which specifically identifies the manner in which it is alleged Executive has not satisfactorily performed such duties; or

          (2) Termination of employment with Ceridian by Executive pursuant to Section 7.02 of this Article VII.

          A Change of Control Termination by Executive shall not, however, include termination by reason of death or Disability.

     (e) "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall include the corresponding section of such Code as from time to time amended.

     (f) "Excise Tax" means any applicable federal excise tax imposed by Section 4999 of the Code.

     (g) "Good Reason" means a good faith determination by Executive, in Executive's sole and absolute judgment, that any one or more of the following events has occurred, without Executive's express written consent, after a Change of Control:

          (1) A change in Executive's reporting responsibilities, titles or offices as in effect immediately prior to the Change of Control, or any removal of Executive from, or any failure to re-elect Executive to, any of such positions, which has the effect of materially diminishing Executive's responsibility or authority;

          (2) A reduction by Ceridian in Executive's Base Salary as in effect immediately prior to the Change of Control or as the same may be increased from time to time thereafter;

          (3) Ceridian requiring Executive to be based anywhere other than within 25 miles of Executive's job location at the time of the Change of Control;

          (4) Without replacement by plans, programs, or arrangements which, taken as a whole, provide benefits to Executive at least reasonably comparable to those discontinued or adversely affected, (A) the failure by Ceridian to continue in effect, within its maximum stated term, any pension, bonus, incentive, stock ownership, purchase, option, life insurance, health, accident, disability, or any other employee compensation or benefit plan, program or arrangement, in which Executive is participating immediately prior to a Change of Control; or (B) the taking of any action by Ceridian that would materially adversely affect Executive's participation or materially reduce Executive's benefits under any of such plans, programs or arrangements;

          (5) The failure by Ceridian to provide office space, furniture, and secretarial support at least comparable to that provided Executive immediately prior to the Change of Control or the taking of any similar action by Ceridian that would materially adversely affect the working conditions in or under which Executive performs his or her employment duties;

          (6) If Executive's primary employment duties are with a Subsidiary, the sale, merger, contribution, transfer or any other transaction in conjunction with which Ceridian's ownership interest in such Subsidiary decreases below the level specified in Section 1.07 of Article I unless (A) this Agreement is assigned to the purchaser/transferee with the provisions of

               Article VII in full force and effect and operative as if a Change of Control had occurred with respect to the purchaser/transferee immediately after the purchase/transfer becomes effective, and (B) such purchaser/transferee has a creditworthiness reasonably equivalent to Ceridian's; or

          (7)  Any material breach of this Agreement by Ceridian.

     (g) "Other Agreements" means any agreement, contract or understanding heretofore or hereafter entered into between Executive and Ceridian for the direct or indirect provision of compensation to Executive.

     (h) "Reduced Amount" means the largest amount that could be received by a Participant as Change of Control Compensation such that no portion of such Change of Control Compensation would be subject to the Excise Tax.

7.02 Change of Control Termination Right. For a period of two years following a Change of Control, Executive shall have the right, at any time and within Executive's sole discretion, to terminate employment with Ceridian for Good Reason. Such termination shall be accomplished by, and effective upon, Executive giving written notice to Ceridian of Executive's decision to terminate. Except as otherwise expressly provided in this Agreement, upon the exercise of said right, all obligations and duties of Executive under this Agreement shall be of no further force and effect.

7.03 Change of Control Termination Payment. In the event of a Change of Control Termination, and subject to the "Limitation on Change of Control Compensation" contained in Section 7.04, then, and without further action by the Board, Compensation Committee or otherwise, Ceridian shall, within five days of such termination, make a lump sum payment to Executive in an amount equal to one dollar ($1.00) less than three times the average annualized compensation, as defined by Section 280G of the Code, received by Executive from Ceridian and includible in Executive's gross income for federal income tax purposes for the five most recent taxable years of the Executive ending before the date upon which the Change in Control occurred (or such portion of such period during which Executive was an employee of Ceridian).

7.04 Limitation on Change of Control Compensation. Notwithstanding any other provisions of this Agreement or of any Other Agreement or Benefit Plan, if any Change of Control Compensation would be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code and if, after reduction for any Excise Tax and federal income tax imposed by the Code, Executive's net proceeds of such Change of Control Compensation would be less than the amount of Executive's net proceeds resulting from the payment of the Reduced Amount after reduction for federal income taxes, then the Change of Control Compensation payable to Executive shall be limited to the Reduced Amount. The determinations required by the preceding sentence shall be made by the firm of independent certified public accountants serving as the outside auditor of Ceridian as of the date of the applicable Change of Control, and such determinations shall be binding upon Ceridian and

     Executive. If Change of Control Compensation to Executive is limited to the Reduced Amount, then Executive shall have the right, in his or her sole discretion, to designate those payments or benefits under this Agreement, any Other Agreements and/or any Benefit Plans that should be reduced or eliminated so as to avoid having Executive's Change of Control Compensation be subject to the Excise Tax. If Executive fails to make such designation within 30 days of having received notification that such designation is required, Ceridian shall make such designations and shall promptly inform Executive of its actions in such regard.

7.05 Interest. In the event Ceridian does not make timely payment in full of the Change of Control Termination payment described in Section 7.03, Executive shall be entitled to receive interest on any unpaid amount at the lower of: (a) the prime rate of interest (or such comparable index as may be adopted) established from time to time by the First Bank National Association, Minneapolis, Minnesota; or (b) the maximum rate permitted under Section 280G(d)(4) of the Internal Revenue Code."

7.06 Attorneys' Fees. In the event Executive incurs any legal expense to enforce or defend his or her rights under this
     Article VII of this Agreement, or to recover damages for breach thereof, Executive shall be entitled to recover from Ceridian any expenses for attorneys' fees and disbursements incurred.

7.07 Benefits Continuation. In the event of a Change of Control Termination, Executive (and anyone entitled to claim under or through Executive) shall, until age 65, be entitled to receive from Ceridian the same or equivalent health, dental, accidental death and dismemberment, short and long-term disability, life insurance coverages, and all other insurance policies and health and welfare benefits programs, policies or arrangements, at the same levels and coverages as Executive was receiving on the day immediately prior to the Change of Control. To the extent that election of continuation of any of such coverages, programs, policies, or arrangements is at that time made available to employees terminating at age 55 with fifteen or more years of service, Executive shall be required to pay no more for continuation than is required of such employees on the day immediately prior to the Change of Control. If no such continuation program is available, Executive shall be required to pay no more than he paid as an active employee, or if provided by Ceridian at no cost to employees on the day immediately prior to the Change of Control, they shall continue to be made available to Executive on this basis.

7.08 Pension Supplement.

     (a) In the event of a Change of Control Termination, Ceridian shall, within five days, make a lump sum payment to Executive in an amount equal to the actuarial equivalent of the difference, if any, between:

          (1) the monthly benefit to which Executive would have been entitled under the defined benefit pension plan or plans in which he participated immediately prior to his Change of Control Termination if the amount of payment to which Executive is entitled under
               Section 7.03 were taken into account for purposes of determining his "final average pay" or similar term (as then defined under the terms of such plan or plans and determined without regard to the limitation on the total amount of compensation that can be taken into account under such plan or plans) for either (A) the year in which the Change of Control Termination occurred; or (B) the prior full year, whichever provides the highest total final average pay; and

          (2) the amount to which Executive is, in fact, entitled under such plan or plans.

          For purposes of determining actuarial equivalencies for the preceding sentence, the actuarial factors specified in the particular plan or plans with respect to which the determination is being made shall be applied.

     (b) In the event of a Change of Control occurring after Executive has become entitled to receive a pension supplement under Section 4.07, Ceridian shall, within five days of the Change of Control, make a lump sum payment equivalent to the then present value of any such vested future benefits. Said lump sum payment shall constitute full satisfaction of Executive's entitlement under said Section 4.07.

                           ARTICLE VIII
                        GENERAL PROVISIONS

8.01 No Adequate Remedy. The parties declare that it is impossible to measure in money the damages which will accrue to either party by reason of a failure to perform any of the obligations under this Agreement. Therefore, if either party shall institute any action or proceeding to enforce the provisions hereof, such party against whom such action or proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law, and such party shall not urge in any such action or proceeding the claim or defense that such party has an adequate remedy at law.

8.02 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Ceridian, whether by way of merger, consolidation, operation of law, assignment, purchase or other acquisition of substantially all of the assets or business of Ceridian, and any such successor or assign shall absolutely and unconditionally assume all of Ceridian's obligations hereunder.

8.03 Notices. All notices, requests and demands given to or made pursuant hereto shall, except as otherwise specified herein, be in writing and be delivered or mailed to any such party at its address shown below:

     (a)  If to Ceridian:

          Ceridian Corporation
          8100 34th Avenue South
          Minneapolis, Minnesota 55425-1640

          Attention:  Office of General Counsel

     (b)  If to Executive:

          At the address listed on the last page of this Agreement.

     Either party may, by notice hereunder, designate a changed address. Any notice, if mailed properly addressed, postage prepaid, registered or certified mail, shall be deemed dispatched on the registered date or that stamped on the certified mail receipt, and shall be deemed received within the second business day thereafter or when it is actually received, whichever is sooner.

8.04 Captions. The various headings or captions in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

8.05 Governing Law. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Minnesota and any and every legal proceeding arising out of or in connection with this Agreement shall be brought in the appropriate courts of the State of Minnesota, each of the parties hereby consenting to the exclusive jurisdiction of said courts for this purpose. The parties hereto expressly recognize and agree that the implementation of this Governing Law provision is essential in light of the fact that Ceridian's corporate headquarters and its principal executive offices are located within the State of Minnesota, and there is a critical need for uniformity in the interpretation and enforcement of the employment agreements between Ceridian and its senior executives.

8.06 Construction. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

8.07 Waivers. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

8.08 Modification. This Agreement may not be and shall not be modified or amended except by written instrument signed by the parties hereto.

8.09 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto in reference to all the matters herein agreed upon. This Agreement replaces in full all prior employment agreements or understandings of the parties hereto, and any and all such prior agreements or understandings are hereby rescinded by mutual agreement.

8.10 Arbitration. Because the parties recognize that resolving any future differences in the courts can require a long time and great expense, Ceridian and Executive agree that their only remedy for disputes either may have with the other and that arise out of Executive's employment, or any aspect of this Agreement, shall be to submit all disputes to final and binding arbitration in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. The aggrieved party must send a written notice of claim to the other party by certified mail, return receipt requested to the address listed in Section 8.03 of this Agreement. The arbitrator shall apply the law in accordance with this Agreement, or federal law, or both, as applicable to the claim(s) asserted.

IN WITNESS WHEREOF, The parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


LAWRENCE PERLMAN                CERIDIAN CORPORATION


/s/ Lawrence Perlman            By:   /s/ Paul S. Walsh

                                Title:Chairman, Compensation
                                      Committee

                                Date:
Address:

                                                          EXHIBIT A
                       CERIDIAN CORPORATION
                EMPLOYEE NON-STATUTORY STOCK OPTION
                          AWARD AGREEMENT

                   1993 Long-Term Incentive Plan


This Agreement is between Ceridian Corporation (the "Company") and Lawrence Perlman (the "Participant") as of November 8, 1996 (the "Date of Grant") pursuant to the 1993 Long-Term Incentive Plan of the Company (the "Plan") to evidence the grant of a Non-Statutory Stock Option (the "Stock Option") to the Participant pursuant to the Plan. Any capitalized term used herein which is defined in the Plan shall have the same meaning as set forth therein.

1. Effective as of the Date of Grant, the Company has granted to the Participant the option to purchase from the Company, and the Company has agreed to sell to the Participant, 75,000 shares of Common Stock at a price of $49.00 per share (the "Option Shares").

2.   This Stock Option shall become void and expire at midnight
     (Minneapolis time) on the tenth anniversary of the Date of Grant and may not be exercised after that time.

3. Subject to the provisions of paragraphs 4, 5, 6 and 7, and provided the Participant has been continuously employed by the Company or a Subsidiary since the Date of Grant, on November 8, 1997, this Stock Option shall become exercisable with respect to one-third of the Option Shares, and upon each succeeding November 8 this Stock Option shall become exercisable with respect to an additional one-third of the Option Shares.

4. If Participant's employment should be terminated by the Company or any Subsidiary for Cause (as defined in Section
     1.03 of the Amended and Restated Executive Employment Agreement, dated as of November 8, 1996, between Executive and the Company (the "Employment Agreement")), this Stock Option may not be exercised after such termination of employment, and all rights of the Participant under the Plan and this Agreement will immediately terminate.

5. If the Participant's employment with the Company and all Subsidiaries should terminate by reason of death or Disability, the Stock Option shall become immediately exercisable in full and will remain exercisable for the period specified in paragraph 2 of this Agreement.

6. If the Participant's employment with the Company and all Subsidiaries should terminate by reason of Retirement, the Stock Option shall continue to become exercisable in accordance with the terms of this Agreement and the Plan, and may be exercised at any time before it becomes void and expires as set forth in paragraph 2 hereof.

7. Subject to paragraph 8 hereof, if the Participant's employment with the Company and all Subsidiaries should terminate for any reason other than as provided in paragraphs 4, 5 and 6 hereof, the Participant shall forfeit any portion of the Stock Option that has not yet become exercisable as of the employment termination date. To the extent that the Participant was entitled to exercise the Stock Option as of the date of such termination, the Stock Option will remain exercisable for a period of 90 days after the date of such termination (but in no event after the time it becomes void and expires as set forth in paragraph 2 hereof).

8. If a Change of Control occurs, and if this Stock Option has been outstanding for at least three months from the Date of Grant, then the Participant shall have the rights, if any, to accelerated exercisability of this Stock Option as are specified in Section 12 of the Plan as in effect on the date of the Change of Control.

9. Nothing in the Plan or this Agreement shall confer upon the Participant any right with respect to continuance of employment by the Company or any Subsidiary, nor interfere in any way with the right of the Company or a Subsidiary to terminate the Participant's employment at any time.

10. (a) Except as provided in paragraph 10(b) below, this Option grant, the Stock Option forming a part thereof, and the Participant's rights under this Agreement shall be nontransferable (i.e., may not be sold, pledged, donated or otherwise assigned or transferred) by the Participant, either voluntarily or involuntarily, except by will or by applicable law, and any attempt to do so shall void this Stock Option grant and Agreement. Except as provided in paragraph 10(b) below, this Stock Option shall be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or other legal representative.

     (b) This Stock Option and the Participant's rights under this Agreement may be transferred by the Participant to (i) the spouse, ex-spouse, children, step-children or grandchildren of the Participant (the "Family Members"), (ii) a trust or trusts for the exclusive benefit of such Family Members, (iii) a partnership in which such Family Members are the only partners, or (iv) such other persons or entities as the Committee, in its discretion, may permit, provided that (1) there may be no consideration for such a transfer (other than the possible receipt of an ownership interest in an entity to which such a transfer is made), (2) timely written notice of the transfer must be provided to the Company by the Participant, and (3) subsequent transfers of this Stock Option are prohibited except for those in accordance with paragraph 10(a) above. Following transfer, this Stock Option and the rights of any transferee with respect thereto shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, including that the events of termination of employment as provided in this Agreement shall continue to be applied with respect to the Participant, with the transferee bound by the consequences of any such termination of employment as specified in this Agreement. The Company shall be under no obligation to provide notice of termination of the Participant's employment to any transferee of this Stock Option. Notwithstanding any transfer of this Stock Option, the Participant shall remain subject to and liable for any employment-related taxes in connection with the exercise of this Stock Option.

11. Neither the Participant nor any other person shall have any rights as a stockholder with respect to any Option Shares until the Participant or other person shall have become a holder of record of such shares and, except as otherwise provided in Section 4.4 of the Plan, no adjustments shall be made for dividends or other distributions or rights as to which there is a record date preceding the date the Participant becomes the holder of record of such shares.

12. This Agreement is subject to all of the terms and conditions of the Plan and, where any questions or interpretations arise, the terms and conditions of the Plan and the rules of the Committee administering the Plan shall control.

13. Any notice to be given with respect to this Stock Option, including without limitation a notice of exercise, shall be addressed to the Company, Attention: Corporate Treasury, at its principal executive office in Minneapolis, Minnesota and any notice to be given to the Participant shall be addressed to the Participant at the address given beneath the Participant's signature hereto, or at such other address as either party may hereafter designate in writing to the other.

14. Any notice of stock option exercise must specify the number of shares with respect to which the Stock Option is being exercised and be accompanied by either (i) payment in full of the purchase price for the shares exercised or (ii) a Broker Exercise Notice in form and substance satisfactory to the Company. The exercise of the Stock Option shall be deemed effective upon receipt by Corporate Treasury of such notice and payment of the exercise price from the Participant or the broker or dealer named in the Broker Exercise Notice. Any such notice will not be deemed given until actual receipt by Corporate Treasury.

     IN WITNESS WHEREOF, Ceridian Corporation has executed this
Agreement by duly authorized signature and the Participant has signed this Agreement effective as of the date first written above.






CERIDIAN CORPORATION          PARTICIPANT


By
   Secretary                  Lawrence Perlman


                              PARTICIPANT'S MAILING ADDRESS

                                                          EXHIBIT B
                       CERIDIAN CORPORATION
                EMPLOYEE NON-STATUTORY STOCK OPTION
                          AWARD AGREEMENT

                   1993 Long-Term Incentive Plan


This Agreement is between Ceridian Corporation (the "Company") and Lawrence Perlman (the "Participant") as of November 8, 1996 (the "Date of Grant") pursuant to the Ceridian Corporation 1993 Long-Term Incentive Plan (the "Plan") to evidence the grant of a Non-Statutory Stock Option (the "Stock Option") to the Participant pursuant to the Plan. Any capitalized term used herein which is defined in the Plan shall have the same meaning as set forth in the Plan.

1. Effective as of the Date of Grant, the Company has granted to the Participant the option to purchase from the Company, and the Company has agreed to sell to the Participant, 150,000 shares of Common Stock at a price of $49.00 per share (the "Option Shares").

2.   This Stock Option shall become void and expire at midnight
     (Minneapolis time) on the tenth anniversary of the Date of Grant and may not be exercised after that time.

3. Subject to the provisions of paragraphs 4 through 8 of this Agreement, and provided the Participant has been continuously employed by the Company or a Subsidiary since the Date of Grant, this Stock Option shall become exercisable with respect to all of the Option Shares on November 8, 2003.

4. Subject to paragraphs 5 through 8 of this Agreement, the exercisability of all of the Option Shares shall be accelerated to April 30, 2000 if, in connection with Participant's Retirement, the conditions specified in subparagraphs 4(a) and (b) are satisfied on that date.

     (a) The successor to Participant as chief executive officer of the Company shall have been designated by a majority vote of the non-employee members of the Board and such person shall be employed by the Company (or one of its Subsidiaries).

     (b) The average closing price of a share of the Company's common stock on the New York Stock Exchange for any 20 consecutive trading days during the 180 day period ending April 28, 2000 must be greater than or equal to $70.00.

     The per share price specified in subparagraph 4(b) shall be subject to appropriate adjustment as provided in Section 3.2(a) of the Plan so as to prevent diminution or enlargement of Participant's rights hereunder if events of the type specified in Section 3.2(c)of the Plan (such as stock splits or stock dividends) occur.

5. If Participant's employment should be terminated by the Company or any Subsidiary for Cause (as defined in Section
     1.03 of the Amended and Restated Executive Employment Agreement, dated as of November 8, 1996, between Executive and the Company (the "Employment Agreement")), this Stock Option may not be exercised after such termination of employment, and all rights of the Participant under the Plan and this Agreement will immediately terminate.

6. (a) Subject to paragraph 8 hereof, if Participant's employment with the Company terminates pursuant to Section
     4.05 of the Employment Agreement, and if the person specified in subparagraph 4(a) hereof is employed by the Company on such termination date, then the exercisability of some or all of the Option Shares may be accelerated. The portion of the Option Shares as to which exercisability shall be accelerated pursuant to this paragraph 6 (referred to herein as the "Accelerated Exercisability Shares") shall be determined in accordance with the following formula:

     Accelerated Exercisability Ratio x Option Shares = Accelerated Exercisability Shares

     where the Accelerated Exercisability Ratio shall be determined by dividing (a) the difference between (i) the average closing price of a share of the Company's common stock on the New York Stock Exchange for the 20 consecutive trading days ending the day before the date Participant's employment terminates pursuant to Section 4.05 of the Employment Agreement (the "Average Price") and (ii) the Stock Option exercise price specified in paragraph 1 hereof (the "Exercise Price") by (b) the difference between (i) $70.00 and (ii) the Exercise Price. Notwithstanding the foregoing, the Accelerated Exercisability Ratio shall under no circumstances be more than 1.00, and shall be zero if the increase from the Exercise Price to the Average Price reflects a compound annualized rate of appreciation for the time period from the Date of Grant to Participant's employment termination date of less than 11%.

     (b) To illustrate the operation of subparagraph 6(a) hereof, if Participant's employment with the Company terminates on November 8, 1998 pursuant to Section 4.05 of the Employment Agreement, if the average closing price of a share of the Company's common stock on the New York Stock Exchange for the 20 consecutive trading days ending November 7, 1998 is $63.00 (which reflects a compound annualized rate of appreciation from the Date of Grant to November 8, 1998 of more than 11%), and if the condition set forth in subparagraph 4(a) is then satisfied, 100,000 of the Option Shares would be subject to accelerated exercisability, computed as follows:

     ($63.00 - $49.00)   x   150,000   =   100,000
     ($70.00 - $49.00)

7. Subject to paragraph 8 hereof, if the Participant's employment with the Company and all Subsidiaries terminates for any reason other than as provided in paragraphs 5 and 6 hereof, the Participant shall forfeit any portion of the Stock Option that has not yet become exercisable as of the employment termination date. To the extent that the Participant was entitled to exercise the Stock Option as of the date of such termination, the Stock Option will remain exercisable for the period specified in paragraph 2 of this Agreement. The Participant expressly consents to any amendment of Sections 10.1(a) and 10.2(a) of the Plan that would permit the Committee to provide in an agreement evidencing the grant of an Option under the Plan for different treatment of such an Option upon termination of employment due to death, Disability or Retirement than is specified in Sections 10.1(a) and 10.2(a) of the Plan, and Participant further expressly consents to the treatment of the Stock Option granted hereunder in the manner specified in paragraphs 6 and 7 of this Agreement in the event of his death or under circumstances that would or could otherwise constitute "Disability" or "Retirement" as defined in the Plan.

8. If (i) a Change of Control occurs, (ii) this Stock Option has been outstanding for at least three months from the Date of Grant, and (iii) the average closing price of a share of the Company's common stock on the New York Stock Exchange during any 20 consecutive trading days during the 180 day period ending on the date of the Change of Control has been greater than or equal to $70.00, then and only then will the Participant have the rights, if any, to accelerated exercisability of this Stock Option as are specified in
     Section 12.2(a) of the Plan as in effect on the date of the Change of Control.

9. Nothing in the Plan or this Agreement shall confer upon the Participant any right with respect to continuance of employment by the Company or any Subsidiary, nor interfere in any way with the right of the Company or a Subsidiary to terminate the Participant's employment at any time.

10. (a) Except as provided in paragraph 10(b) below, this Option grant, the Stock Option forming a part thereof, and the Participant's rights under this Agreement shall be nontransferable (i.e., may not be sold, pledged, donated or otherwise assigned or transferred) by the Participant, either voluntarily or involuntarily, except by will or by applicable law, and any attempt to do so shall void this Stock Option grant and Agreement. Except as provided in paragraph 10(b) below, this Stock Option shall be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or other legal representative.

     (b) This Stock Option and the Participant's rights under this Agreement may be transferred by the Participant to (i) the spouse, ex-spouse, children, step-children or grandchildren of the Participant (the "Family Members"), (ii) a trust or trusts for the exclusive benefit of such Family Members, (iii) a partnership in which such Family Members are the only partners, or (iv) such other persons or entities as the Committee, in its discretion, may permit, provided that (1) there may be no consideration for such a transfer (other than the possible receipt of an ownership interest in an entity to which such a transfer is made), (2) timely written notice of the transfer must be provided to the Company by the Participant, and (3) subsequent transfers of this Stock Option are prohibited except for those in accordance with paragraph 10(a) above. Following transfer, this Stock Option and the rights of any transferee with respect thereto shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, including that the events of termination of employment as provided in this Agreement shall continue to be applied with respect to the Participant, with the transferee bound by the consequences of any such termination of employment as specified in this Agreement. The Company shall be under no obligation to provide notice of termination of the Participant's employment to any transferee of this Stock Option. Notwithstanding any transfer of this Stock Option, the Participant shall remain subject to and liable for any employment-related taxes in connection with the exercise of this Stock Option.

11. Neither the Participant nor any other person shall have any rights as a stockholder with respect to any Option Shares until the Participant or other person shall have become a holder of record of such shares and, except as otherwise provided in Section 4.4 of the Plan, no adjustments shall be made for dividends or other distributions or rights as to which there is a record date preceding the date the Participant becomes the holder of record of such shares.

12. Except as provided in paragraphs 7 and 8 of this Agreement, this Agreement is subject to all of the terms and conditions of the Plan and, where any questions or interpretations arise, the terms and conditions of the Plan and the rules of the Committee administering the Plan shall control.

13. Any notice to be given with respect to this Stock Option, including without limitation a notice of exercise, shall be addressed to the Company, Attention: Corporate Treasury, at its principal executive office in Minneapolis, Minnesota and any notice to be given to the Participant shall be addressed to the Participant at the address given beneath the Participant's signature hereto, or at such other address as either party may hereafter designate in writing to the other.

14. Any notice of stock option exercise must specify the number of shares with respect to which the Stock Option is being exercised and be accompanied by either (i) payment in full of the purchase price for the shares exercised or (ii) a Broker Exercise Notice in form and substance satisfactory to the

     Company. The exercise of the Stock Option shall be deemed effective upon receipt by Corporate Treasury of such notice and payment of the exercise price from the Participant or the broker or dealer named in the Broker Exercise Notice. Any such notice will not be deemed given until actual receipt by Corporate Treasury.

     IN WITNESS WHEREOF, Ceridian Corporation has executed this
Agreement by duly authorized signature and the Participant has signed this Agreement effective as of the date first written above.

CERIDIAN CORPORATION          PARTICIPANT


By
   Secretary                  Lawrence Perlman


                              PARTICIPANT'S MAILING ADDRESS

                                                          EXHIBIT C
                       CERIDIAN CORPORATION
                EMPLOYEE NON-STATUTORY STOCK OPTION
                          AWARD AGREEMENT

                   1993 Long-Term Incentive Plan


This Agreement is between Ceridian Corporation (the "Company") and Lawrence Perlman (the "Participant") as of January 30, 1997 (the "Date of Grant") pursuant to the 1993 Long-Term Incentive Plan of the Company (the "Plan") to evidence the grant of a Non-Statutory Stock Option (the "Stock Option") to the Participant pursuant to the Plan. Any capitalized term used herein which is defined in the Plan shall have the same meaning as set forth therein.

1. Effective as of the Date of Grant, the Company has granted to the Participant the option to purchase from the Company, and the Company has agreed to sell to the Participant, 75,000 shares of Common Stock at a price of $37.00 per share (the "Option Shares").

2.   This Stock Option shall become void and expire at midnight
     (Minneapolis time) on the tenth anniversary of the Date of Grant and may not be exercised after that time.

3. Subject to the provisions of paragraphs 4, 5, 6 and 7, and provided the Participant has been continuously employed by the Company or a Subsidiary since the Date of Grant, on January 30, 1998 this Stock Option shall become exercisable with respect to one-third of the Option Shares, and upon each succeeding January 30 this Stock Option shall become exercisable with respect to an additional one-third of the Option Shares.

4. If Participant's employment should be terminated by the Company or any Subsidiary for Cause (as defined in Section
     1.03 of the Amended and Restated Executive Employment Agreement, dated as of November 8, 1996, between Executive and the Company (the "Employment Agreement")), this Stock Option may not be exercised after such termination of employment, and all rights of the Participant under the Plan and this Agreement will immediately terminate.

5. If the Participant's employment with the Company and all Subsidiaries should terminate by reason of death or Disability or pursuant to Section 4.05 of the Employment Agreement, the Stock Option shall become immediately exercisable in full and will remain exercisable for the period specified in paragraph 2 of this Agreement.

6. Subject to paragraph 7 hereof, if the Participant's employment with the Company and all Subsidiaries of the Company should terminate for any reason other than as provided in paragraphs 4 and 5 hereof, the Participant shall forfeit any portion of the Stock Option that has not yet become exercisable as of the employment termination date. To the extent that the Participant was entitled to exercise the Stock Option as of the date of such termination, the Stock Option will remain exercisable for the period specified in paragraph 2 of this Agreement. The Participant expressly consents to any amendment of Section 10.2(a) of the Plan that would permit the Committee to provide in an agreement evidencing the grant of an Option under the Plan for different treatment of such an Option upon termination of employment due to Retirement than is specified in Section 10.2(a) of the Plan, and Participant further expressly consents to the treatment of the Stock Option granted hereunder in the manner specified in paragraphs 5 and 6 of this Agreement under circumstances that would or could otherwise constitute "Retirement" as defined in the Plan.

7. If a Change of Control occurs, and if this Stock Option has been outstanding for at least three months from the Date of Grant, then the Participant shall have the rights, if any, to accelerated exercisability of this Stock Option as are specified in Section 12 of the Plan as in effect on the date of the Change of Control.

8. Nothing in the Plan or this Agreement shall confer upon the Participant any right with respect to continuance of employment by the Company or any Subsidiary, nor interfere in any way with the right of the Company or a Subsidiary to terminate the Participant's employment at any time.

9. (a) Except as provided in paragraph 9(b) below, this Option grant, the Stock Option forming a part thereof, and the Participant's rights under this Agreement shall be nontransferable (i.e., may not be sold, pledged, donated or otherwise assigned or transferred) by the Participant, either voluntarily or involuntarily, except by will or by applicable law, and any attempt to do so shall void this Stock Option grant and Agreement. Except as provided in paragraph 9(b) below, this Stock Option shall be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or other legal representative.

     (b) This Stock Option and the Participant's rights under this Agreement may be transferred by the Participant to (i) the spouse, ex-spouse, children, step-children or grandchildren of the Participant (the "Family Members"), (ii) a trust or trusts for the exclusive benefit of such Family Members, (iii) a partnership in which such Family Members are the only partners, or (iv) such other persons or entities as the Committee, in its discretion, may permit, provided that (1) there may be no consideration for such a transfer (other than the possible receipt of an ownership interest in an entity to which such a transfer is made), (2) timely written notice of the transfer must be provided to the Company by the Participant, and (3) subsequent transfers of this Stock Option are prohibited except for those in accordance with paragraph 9(a) above. Following transfer, this Stock Option and the rights of any transferee with respect thereto shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, including that the events of termination of employment as provided in this Agreement shall continue to be applied with respect to the Participant, with the transferee bound by the consequences of any such termination of employment as specified in this Agreement. The Company shall be under no obligation to provide notice of termination of the Participant's employment to any transferee of this Stock Option. Notwithstanding any transfer of this Stock Option, the Participant shall remain subject to and liable for any employment-related taxes in connection with the exercise of this Stock Option.

10. Neither the Participant nor any other person shall have any rights as a stockholder with respect to any Option Shares until the Participant or other person shall have become a holder of record of such shares and, except as otherwise provided in Section 4.4 of the Plan, no adjustments shall be made for dividends or other distributions or rights as to which there is a record date preceding the date the Participant becomes the holder of record of such shares.

11. Except as provided in paragraph 6 of this Agreement, this Agreement is subject to all of the terms and conditions of the Plan and, where any questions or interpretations arise, the terms and conditions of the Plan and the rules of the Committee administering the Plan shall control.

12. Any notice to be given with respect to this Stock Option, including without limitation a notice of exercise, shall be addressed to the Company, Attention: Corporate Treasury, at its principal executive office in Minneapolis, Minnesota and any notice to be given to the Participant shall be addressed to the Participant at the address given beneath the Participant's signature hereto, or at such other address as either party may hereafter designate in writing to the other.

13. Any notice of stock option exercise must specify the number of shares with respect to which the Stock Option is being exercised and be accompanied by either (i) payment in full of the purchase price for the shares exercised or (ii) a Broker Exercise Notice in form and substance satisfactory to the Company. The exercise of the Stock Option shall be deemed effective upon receipt by Corporate Treasury of such notice and payment of the exercise price from the Participant or the broker or dealer named in the Broker Exercise Notice. Any such notice will not be deemed given until actual receipt by Corporate Treasury.

     IN WITNESS WHEREOF, Ceridian Corporation has executed this
Agreement by duly authorized signature and the Participant has signed this Agreement effective as of the date first written above.

CERIDIAN CORPORATION          PARTICIPANT


By
   Secretary                  Lawrence Perlman


                              PARTICIPANT'S MAILING ADDRESS

                                                          EXHIBIT D
                       CERIDIAN CORPORATION
                EMPLOYEE NON-STATUTORY STOCK OPTION
                          AWARD AGREEMENT

                   1993 Long-Term Incentive Plan


This Agreement is between Ceridian Corporation (the "Company") and Lawrence Perlman (the "Participant") as of [April 30, 1997] [July 31, 1997] (the "Date of Grant") pursuant to the 1993 Long-Term Incentive Plan of the Company (the "Plan") to evidence the grant of a Non-Statutory Stock Option (the "Stock Option") to the Participant pursuant to the Plan. Any capitalized term used herein which is defined in the Plan shall have the same meaning as set forth therein.

1. Effective as of the Date of Grant, the Company has granted to the Participant the option to purchase from the Company, and the Company has agreed to sell to the Participant, 75,000 shares of Common Stock at a price of $[FMV on Date of Grant] per share (the "Option Shares").

2.   This Stock Option shall become void and expire at midnight
     (Minneapolis time) on the tenth anniversary of the Date of Grant and may not be exercised after that time.

3. Subject to the provisions of paragraphs 4, 5, 6 and 7, and provided the Participant has been continuously employed by the Company or a Subsidiary since the Date of Grant, on April 30, 2000 this Stock Option shall become exercisable with respect to all of the Option Shares.

4. If Participant's employment should be terminated by the Company or any Subsidiary for Cause (as defined in Section
     1.03 of the Amended and Restated Executive Employment Agreement, dated as of November 8, 1996, between Executive and the Company (the "Employment Agreement")), this Stock Option may not be exercised after such termination of employment, and all rights of the Participant under the Plan and this Agreement will immediately terminate.

5. If the Participant's employment with the Company and all Subsidiaries should terminate by reason of death or Disability or pursuant to Section 4.05 of the Employment Agreement, the Stock Option shall become immediately exercisable in full and will remain exercisable for the period specified in paragraph 2 of this Agreement.

6. Subject to paragraph 7 hereof, if the Participant's employment with the Company and all Subsidiaries of the Company should terminate for any reason other than as provided in paragraphs 4 and 5 hereof, the Participant shall forfeit any portion of the Stock Option that has not yet become exercisable as of the employment termination date. To the extent that the Participant was entitled to exercise the Stock Option as of the date of such termination, the Stock Option will remain exercisable for the period specified in paragraph 2 of this Agreement. The Participant expressly consents to any amendment of Section 10.2(a) of the Plan that would permit the Committee to provide in an agreement evidencing the grant of an Option under the Plan for different treatment of such an Option upon termination of employment due to Retirement than is specified in Section 10.2(a) of the Plan, and Participant further expressly consents to the treatment of the Stock Option granted hereunder in the manner specified in paragraphs 5 and 6 of this Agreement under circumstances that would or could otherwise constitute "Retirement" as defined in the Plan.

7. If a Change of Control occurs, and if this Stock Option has been outstanding for at least three months from the Date of Grant, then the Participant shall have the rights, if any, to accelerated exercisability of this Stock Option as are specified in Section 12 of the Plan as in effect on the date of the Change of Control.

8. Nothing in the Plan or this Agreement shall confer upon the Participant any right with respect to continuance of employment by the Company or any Subsidiary, nor interfere in any way with the right of the Company or a Subsidiary to terminate the Participant's employment at any time.

9. (a) Except as provided in paragraph 9(b) below, this Option grant, the Stock Option forming a part thereof, and the Participant's rights under this Agreement shall be nontransferable (i.e., may not be sold, pledged, donated or otherwise assigned or transferred) by the Participant, either voluntarily or involuntarily, except by will or by applicable law, and any attempt to do so shall void this Stock Option grant and Agreement. Except as provided in paragraph 9(b) below, this Stock Option shall be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or other legal representative.

     (b) This Stock Option and the Participant's rights under this Agreement may be transferred by the Participant to (i) the spouse, ex-spouse, children, step-children or grandchildren of the Participant (the "Family Members"), (ii) a trust or trusts for the exclusive benefit of such Family Members, (iii) a partnership in which such Family Members are the only partners, or (iv) such other persons or entities as the Committee, in its discretion, may permit, provided that (1) there may be no consideration for such a transfer (other than the possible receipt of an ownership interest in an entity to which such a transfer is made), (2) timely written notice of the transfer must be provided to the Company by the Participant, and (3) subsequent transfers of this Stock Option are prohibited except for those in accordance with paragraph 9(a) above. Following transfer, this Stock Option and the rights of any transferee with respect thereto shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, including that the events of termination of employment as provided in this Agreement shall continue to be applied with respect to the Participant, with the transferee bound by the consequences of any such termination of employment as specified in this Agreement. The Company shall be under no obligation to provide notice of termination of the Participant's employment to any transferee of this Stock Option. Notwithstanding any transfer of this Stock Option, the Participant shall remain subject to and liable for any employment-related taxes in connection with the exercise of this Stock Option.

10. Neither the Participant nor any other person shall have any rights as a stockholder with respect to any Option Shares until the Participant or other person shall have become a holder of record of such shares and, except as otherwise provided in Section 4.4 of the Plan, no adjustments shall be made for dividends or other distributions or rights as to which there is a record date preceding the date the Participant becomes the holder of record of such shares.

11. Except as provided in paragraph 6 of this Agreement, this Agreement is subject to all of the terms and conditions of the Plan and, where any questions or interpretations arise, the terms and conditions of the Plan and the rules of the Committee administering the Plan shall control.

12. Any notice to be given with respect to this Stock Option, including without limitation a notice of exercise, shall be addressed to the Company, Attention: Corporate Treasury, at its principal executive office in Minneapolis, Minnesota and any notice to be given to the Participant shall be addressed to the Participant at the address given beneath the Participant's signature hereto, or at such other address as either party may hereafter designate in writing to the other.

13. Any notice of stock option exercise must specify the number of shares with respect to which the Stock Option is being exercised and be accompanied by either (i) payment in full of the purchase price for the shares exercised or (ii) a Broker Exercise Notice in form and substance satisfactory to the Company. The exercise of the Stock Option shall be deemed effective upon receipt by Corporate Treasury of such notice and payment of the exercise price from the Participant or the broker or dealer named in the Broker Exercise Notice. Any such notice will not be deemed given until actual receipt by Corporate Treasury.

     IN WITNESS WHEREOF, Ceridian Corporation has executed this
Agreement by duly authorized signature and the Participant has signed this Agreement effective as of the date first written above.

CERIDIAN CORPORATION          PARTICIPANT


By
   Secretary                  Lawrence Perlman


                              PARTICIPANT'S MAILING ADDRESS

                                                          EXHIBIT E
                              RELEASE

     I, Lawrence Perlman, in consideration of the payment of
              dollars ($          ), subject to appropriate
withholding, which includes compensation to which I would not be otherwise entitled, do hereby fully and completely release and waive any and all claims, complaints, causes of action or demands of whatever kind which I have or may have against Ceridian Corporation, its predecessors, successors, subsidiaries and affiliates and all past and present members of the Board of Directors, officers, employees and agents of those persons and companies arising out of any actions, conduct, decisions, behavior or events occurring up to the date of my execution of this Release.

     I understand and accept that this Release specifically covers but is not limited to any and all claims, complaints, causes of action or demands which I have or may have against the above-referenced released parties relating in any way to the terms, conditions and circumstances of my employment up to the date of my signature below, any form of employment discrimination prohibited under the Minnesota Human Rights Act, Title VII of the Federal Civil Rights Act of 1964 and the Federal Age Discrimination in Employment Act. I further understand that this Release extends to but is not limited to all claims which I may have based on statutory or common law claims for negligence or other breach of duty, wrongful discharge, breach of contract, breach of any express or implied promise, misrepresentation, fraud, retaliation, breach of public policy, infliction of emotional distress, defamation, promissory estoppel, failure to pay wages or any other theory, whether legal or equitable.

     This Release does not change any rights I have under presently existing employee benefit plans of Ceridian Corporation. My signature on this release represents the sole agreement between me and Ceridian Corporation. No prior promises, representations, or understandings relative to any terms or conditions of my employment are to be considered as part of this agreement unless expressed in writing in this release.

     I also understand that if I unsuccessfully dispute the enforceability of this release, I agree to pay Ceridian Corporation's attorneys' fees. I agree to return the severance payment I receive before any attempt is made to dispute the enforceability of this release. Because we recognize that resolving any future differences we may have in the courts can take a long time and be expensive, Ceridian Corporation and I agree that our only remedy for all disputes one of us may have with the other that are not released by this Agreement and arise out of my employment, the termination of my employment, or any aspect of this Agreement shall be to submit all disputes to final and binding arbitration in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. Ceridian Corporation and I agree that the aggrieved party must send written notice of any claim to the other party by certified mail, return receipt requested. Written notice to Ceridian Corporation shall be sent to its Secretary at 8100 34th Avenue South, Minneapolis, MN 55425-1640, and to me at the most current address shown for me in Ceridian records. The arbitrator shall apply the law of the state in which the claim arose, or federal law, or both, as applicable to the claim(s) asserted.



Date:                                  Lawrence Perlman

                                                          EXHIBIT F

Minnesota Revised Statutes Section 1-181.78

181.78 Agreements; terms relating to inventions

     Subdivision 1. Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee's rights in an invention to the employer shall not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee's own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employer's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.

     Subdivision 2. No employer shall require a provision made void and unenforceable by subdivision 1 as a condition of employment or continuing employment.

     Subdivision 3. IF AN EMPLOYMENT AGREEMENT ENTERED INTO AFTER AUGUST 1, 1977 CONTAINS A PROVISION REQUIRING THE EMPLOYEE TO ASSIGN OR OFFER TO ASSIGN ANY OF HIS RIGHTS IN ANY INVENTION TO AN EMPLOYER, THE EMPLOYER MUST ALSO, AT THE TIME THE AGREEMENT IS MADE, PROVIDE A WRITTEN NOTIFICATION TO THE EMPLOYEE THAT THE AGREEMENT DOES NOT APPLY TO AN INVENTION FOR WHICH NO EQUIPMENT, SUPPLIES, FACILITY OR TRADE SECRET INFORMATION OF THE EMPLOYER WAS USED AND WHICH WAS DEVELOPED ENTIRELY ON THE EMPLOYEE'S OWN TIME, AND (1) WHICH DOES NOT RELATE (a) DIRECTLY TO THE BUSINESS OF THE EMPLOYER OR (b) TO THE EMPLOYER'S ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT, OR (2) WHICH DOES NOT RESULT FROM ANY WORK PERFORMED BY THE EMPLOYEE FOR THE EMPLOYER.